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                                                       Filed pursuant to
                                                       Rule 424(b)(3)
                                                       Registration No. 33-65497

PROSPECTUS SUPPLEMENT
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(To Prospectus dated January 22, 1996)

                           TELE-COMMUNICATIONS, INC.

           TELE-COMMUNICATIONS, INC. SERIES A TCI GROUP COMMON STOCK
                               ($1.00 PAR VALUE)

      TELE-COMMUNICATIONS, INC. SERIES A LIBERTY MEDIA GROUP COMMON STOCK
                               ($1.00 PAR VALUE)

                               -----------------

  On January 19, 1996, Acclaim Entertainment, Inc. (the "Selling Stockholder") sold 20,000 shares of the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"). All 20,0000 shares of Series A TCI Group Common Stock were sold by the Selling Stockholder to SJP Investors ("SJP") at the following prices: 5,000 shares at $22-1/16 per share and 15,000 shares at $21-5/16 per share. No commissions were paid to SJP in connection with such sales.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

          The date of this Prospectus Supplement is January 24, 1996